UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2025

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	001-34416	27-0186273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value	PMT	New York Stock Exchange
8.125% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PA	New York Stock Exchange
8.00% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PB	New York Stock Exchange
6.75% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value	PMT/PC	New York Stock Exchange
8.50% Senior Notes Due 2028	PMTU	New York Stock Exchange
9.00% Senior Notes Due 2030	PMTV	New York Stock Exchange
9.00% Senior Notes Due 2030	PMTW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 15, 2025, PennyMac Corp. (the “Issuer”), an indirect, wholly-owned subsidiary of PennyMac Mortgage Investment Trust (the “Company”), issued $75 million aggregate principal amount of the Issuer’s 8.500% Exchangeable Senior Notes due 2029 (the “2029 Exchangeable Notes”) in a direct placement registered under the Securities Act of 1933, as amended, pursuant to securities purchase agreements with the respective investors named therein (the “Offering”). As used herein, the term “2029 Exchangeable Notes” includes the Existing Notes (as defined below), unless the context requires otherwise.

The 2029 Exchangeable Notes issued in the Offering were issued as a reopening of, and are part of the same series with, the 8.500% Exchangeable Senior Notes due 2029 that the Company previously issued in May 2024 (the “Existing Notes”). Upon completion of the Offering, the aggregate principal amount of outstanding Notes was $291,500,000.

The 2029 Exchangeable Notes were issued pursuant to an Indenture, dated as of April 30, 2013 (the “Base Indenture”), among the Issuer, the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the Fourth Supplemental Indenture, dated as of May 24, 2024 (the “Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), among the Issuer, the Company and the Trustee.

The net proceeds from the Offering were approximately $75.5 million, after deducting estimated offering expenses. The net proceeds from the Offering are intended to be used for the repayment of a portion of the borrowings outstanding under the Company’s secured mortgage servicing rights and servicing advance facilities; the repurchase or repayment of a portion of the Issuer’s 5.50% Exchangeable Senior Notes due 2026; and for other general business purposes.

The 2029 Exchangeable Notes will mature on June 1, 2029 unless repurchased or exchanged in accordance with their terms prior to such date. The 2029 Exchangeable Notes bear interest at a rate of 8.500% per year, payable semiannually in arrears on June 1 and December 1 of each year, beginning (in the case of the 2029 Exchangeable Notes issued in the Offering) on June 1, 2026. The 2029 Exchangeable Notes are fully and unconditionally guaranteed by the Company. Upon exchange, the Issuer will pay cash up to the aggregate principal amount of the 2029 Exchangeable Notes to be exchanged and pay or deliver, as the case may be, cash, the Company’s common shares of beneficial interest (“Common Shares”), or a combination thereof, at the Issuer’s election, in respect of the remainder, if any, of its exchange obligation in excess of the aggregate principal amount of the 2029 Exchangeable Notes to be exchanged. The exchange rate initially equals 63.3332 Common Shares per $1,000 principal amount of 2029 Exchangeable Notes (equivalent to an initial exchange price of approximately $15.79 per Common Share). The exchange rate will be subject to adjustment upon the occurrence of certain events, but will not be adjusted for any accrued and unpaid interest. In addition, following the occurrence of certain corporate events, the Issuer will, in certain circumstances, increase the exchange rate for a holder that exchanges its 2029 Exchangeable Notes in connection with such corporate events.

The Issuer may not redeem the 2029 Exchangeable Notes prior to maturity, and no sinking fund will be provided for the 2029 Exchangeable Notes. If certain corporate events occur, subject to certain conditions, holders of the 2029 Exchangeable Notes may require the

Issuer to purchase for cash all or part of their 2029 Exchangeable Notes at a repurchase price of 100% of the principal amount of the 2029 Exchangeable Notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The 2029 Exchangeable Notes are the Issuer’s senior unsecured obligations and rank senior in right of payment to any of the Issuer’s indebtedness that is expressly subordinated in right of payment to the 2029 Exchangeable Notes, equal to any of the Issuer’s unsecured indebtedness that is not so subordinated, effectively junior to any of the Issuer’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of the Issuer’s subsidiaries. The guarantee is the Company’s senior unsecured obligation and ranks senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the guarantee, equal to any of the Company’s other unsecured indebtedness that is not so subordinated, effectively junior to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness and structurally junior to all indebtedness and other liabilities (including trade payables) and preferred equity of the Company’s subsidiaries.

The 2029 Exchangeable Notes were issued pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission on Form S-3ASR (File Nos. 333-280211 and 333-280211-01), which was filed on June 14, 2024, including Post-Effective Amendment No. 1 thereto, which was filed on December 11, 2025 (collectively, the “Registration Statement”), a base prospectus, dated June 14, 2024, including supplement no. 1 thereto, dated December 11, 2025, and a related prospectus supplement, dated December 11, 2025, filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

The foregoing description of the Indenture and the 2029 Exchangeable Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of the 2029 Exchangeable Notes), filed as an exhibit to the Registration Statement.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

5.1	Opinion of Venable LLP

5.2	Opinion of Sidley Austin LLP

23.1	Consent of Venable LLP (included in Exhibit 5.1)

23.2	Consent of Sidley Austin LLP (included in Exhibit 5.2)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC MORTGAGE INVESTMENT TRUST

Dated: December 15, 2025	/s/ Daniel S. Perotti
Name: Daniel S. Perotti
Title: Senior Managing Director and Chief Financial Officer